                                                                 Exhibit  11.1

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)

                                   (Unaudited)



                                                                            Twelve   Months   Ended   September   30,
                                                                 --------------------------------------------------------------
                                                                                1995                              1994
                                                                 -----------------------------       --------------------------
                                                                                      Fully                            Fully
                                                                   Primary           Diluted           Primary        Diluted
                                                                 -----------       -----------       -----------    -----------
   I. Weighted Shares Outstanding, Net of Treasury                 7,627,646         7,627,646        7,722,646       7,722,646
          Stock Issued During the Period:

              Stock, net                                            (929,174)         (929,174)        2,698,350      2,698,350

              Options and warrants exercised                          11,986            11,986             2,548          2,548

  II. Weighted Equivalent Shares:

              Assumed options and warrants exercised                  47,890            37,988           285,103        473,187

              Assumed debenture conversion                            19,200            19,200           500,000        500,000
                                                                 -----------       -----------       -----------    -----------
 III.  Weighted Average Shares and Equivalent Shares              6,777, 548         6,767,646        11,208,647     11,396,731
                                                                 ===========       ===========       ===========    ===========
 IV.  Net Income (Loss):

          Continuing operations                                  ($   26,040)      ($   26,040)      $    16,340    $    16,340

          Discontinued operations:

              Before adjustment                                       40,937            40,937            22,577         22,577

              Assumed interest savings as if convertible
              debentures exercised and retired                            12                12               126            126
                                                                 -----------       -----------       -----------    -----------
                                                                  $   14,909        $   14,909       $    39,043    $    39,043
                                                                 ===========       ===========       ===========    ===========
  V.  Net Income (Loss) Per Share:

          Continuing operations                                  ($     3.84)      ($     3.84)      $      1.46    $      1.44

          Discontinued operations, as adjusted                          6.04              6.04              2.02           1.99
                                                                 -----------       -----------       -----------    -----------
                                                                  $     2.20        $     2.20       $      3.48    $      3.43
                                                                 ===========       ===========       ===========    ===========

                                      (1)

                                                                    Exhibit 11.1


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                                             Three Months Ended September 30,
                                                              ----------------------------------------------------------------
                                                                       1995                                    1994
                                                              ------------------------              --------------------------
                                                                                Fully                                   Fully
                                                              Primary          Diluted               Primary           Diluted
                                                              -------          -------               -------           -------

     I.  Weighted Shares Outstanding, Net of Treasury
            Stock Issued During the Period:

                 Stock, net                                     6,683,646        6,683,646            11,227,646        11,227,646

                 Options and warrants exercised                     9,451            9,451             (821,880)         (821,880)

    II.  Weighted Equivalent Shares:

                Assumed options and warrants exercised             28,646           30,883               403,616           525,160

                Assumed debenture conversion                                                             500,000           500,000
                                                                ---------        ---------            ----------        ----------

   III.  Weighted Average Shares and Equivalent Shares          6,721,743        6,723,980            11,309,382        11,430,926
                                                                =========        =========            ==========        ==========

    IV.  Net Income (Loss):

            Continuing operations                               ($  2,464)      ($   2,464)            ($  5,834)        ($  5,834)

            Discontinued operations:

                Before adjustment                                   5,114            5,114                25,324            25,324

                Assumed interest savings as if convertible
                debentures exercised and retired                      --               --                     66                66
                                                                ---------        ---------            ----------        ----------
                                                                 $  2,650        $   2,650               $19,556          $ 19,556
                                                                =========        =========            ==========        ==========

     V.  Net Income (Loss) Per Share:

            Continuing operations                               ($    .37)      ($     .37)             ($    .52)       ($    .51)

            Discontinued operations, as adjusted                     0.76             0.76                   2.25             2.22
                                                                ---------        ---------            ----------        ----------
                                                                 $    .39        $     .39               $   1.73         $   1.71
                                                                =========        =========            ===========        =========

                                      (2)